EMPLOYMENT AGREEMENT
                              --------------------


THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

         AGREEMENT, dated this 1st day of August 1998, by and between China Resources Development, Inc., a limited company incorporated in the State of Nevada (the "Company"), and Li Feilie (the "Employee")

                                    Recitals

         WHEREAS, the Company is a limited company incorporated in the State of Nevada which beneficially holds 61% interests in Hainan Zhongwei Agricultural Resources Company Limited, a joint stock company incorporated in the People's Republic of China (the "PRC") which, through the operating subsidiaries, markets and distributes natural rubber and rubber products in the PRC and sources a wide range of commodities and production materials for sale in the PRC.

         WHEREAS, the Company desires to retain the ongoing services of the Employee, and the Employee desires to serve as the Vice President of the Company or such capacities as the Company shall from time to time determine.

         WHEREAS, the Employee is, and will be, employed by the Company in a confidential relationship wherein the Employee, in the course of his employment with the Company, has, and will, become familiar with and aware of information as to the specific manner of doing business and the customers of the Company and its affiliates and future plans with respect thereto, all of which has been established and maintained, and will be established and maintained, at great expense to the Company.

         WHEREAS, the Employee recognizes that the Company's business is dependent upon a number of trade secrets, the protection of which is of critical importance to the Company.

         WHEREAS, the Company will sustain great loss and economic damage if during the term of this Agreement or the Employee's employment with the Company, or for a period of one (1) year immediately following the termination of the Agreement or the Employee's employment, for any reason, the Employee should violate the provisions of Paragraphs 3 or 4 of this Agreement.

         WHEREAS, monetary damages for such losses would be extremely difficult to measure.

         WHEREAS, the Company and the Employee desire to formally evidence their relationship and the terms of employment.

         NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, it is hereby agreed as follows:

                                    ARTICLE 1
                              Employment and Duties

         1.01 Employment. The Company hereby employs the Employee in such positions as may be assigned to the Employee or may be taken from the Employee from time to time at the discretion of the Board of Directors ("Board") of the Company. The Employee hereby accepts his employment upon the terms ad conditions herein contained and agrees to devote his time, attention and efforts to promote and further the business and services of the Company. The Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.
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


         1.02 Duties. The Employee shall perform such duties, assume such responsibilities and devote such time, attention and energy to the business of the Company as the Board shall from time to time require and shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit and other pecuniary advantage if such activity interferes with the Employee's duties and responsibilities hereunder. However, the foregoing limitations shall not be construed as prohibiting the Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Paragraphs 3 or 4 hereof. The Employee is further expressly authorized to provide services to, be employed by, and receive compensation from any of the Company's affiliates; provide, however, that such services hereunder, and provided further that any such services do not violate the provision Paragraphs 3 or 4 hereof.

         1.03 Custody of Company Funds. All funds received by the Employee on behalf of the Company, if any, shall be held in trust for the Company and shall be delivered to the Company as soon as practical after receipt.

                                   ARTICLE II
                                  Compensation

         2.01 Base Salary. From and after the execution of this Agreement, the Company shall pay a base salary to the Employee in the amount of HK$540,000 per year, payable on a monthly basis. The base salary shall be adjusted on each anniversary during the term of this Agreement to reflect the change in the Consumer Price Index since the previous anniversary or by such greater amount as the Board of Directors may determine.

         2.02 Expenses Reimbursement. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses related to his employment by, or promotion of, the Company, the Employee shall provide a written accounting and explanation of all expenses for which reimbursement is sought on a monthly basis and the Company shall reimburse all such expenses within ten (10) days following receipt of each written accounting.

         2.03 Bonuses. The Employee shall be entitled to such bonuses as the Bard shall determine from time to time in accordance with Company policy and at the sole discretion of the Board.

         2.04 Plan Participation. The Employee shall be entitled to participate tin any and all stock option, stock bonus, pension, profit sharing, retirement or other similar plans adopted by the Company or its parent company.

                                   ARTICLE III
              Non-Disclosure Agreement and Proprietary Information.

         3.01 Proprietary Information. The Employee recognizes and acknowledges that the information, techniques, processes, developments, work in progress, business, list of the Company's customers and any other trade secret or other secret or confidential information relating to Company's businesses as they may exist from time to time, are valuable, special and unique assets of Company's business. In addition, the Employee recognizes that the Company is continually engaged in research, design and development of new products and innovations and improvements to the information, techniques, processes, development trade secrets, and other secrets and confidential matters relating to the Company's businesses. Therefore, the Employee agrees as follows:

         A. That the Employee will hold in strictest confidence and not disclose, reproduce, publish or use in many manner, whether during or subsequent to his employment, without the express authorization of the Board of Directors of the Company, any information, design, manufacturing technique, process, business customer lists, trade secrets or any other secrets or confidential matter relating to any aspect of Company's business as designated from time to time by the Board of Directors of Company, except as such disclosure or use may be required in connection with Employee's work for the Company.

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

         B. That upon request or at the time of leaving the employ of the Company the employee will deliver to the Company, and not keep or deliver to anyone else, any and all notes, memoranda, documents and, in general, any and all material relating to the Company's business.

         C. That the Board of Directors of the Company may from time to time designate other subject matters requiring confidentiality and secrecy which shall be deemed to be covered by the terms of this Agreement. However, any such matters must be mutually agreed upon by both the Board and the Employee.

         3.02 Breach. In the event of a breach or threatened breach by the Employee of the provisions of Paragraph 3.01, the Company shall be entitled to an injunction:

         A. Restraining the Employee from disclosing, in whole or in part, any information described in Paragraph 3.01 or from rendering any services to any person, firm, corporation association or other entity to whom such information, in whole or in part, ahs been disclosed or is threatened to be disclosed; and/or

         B. Requiring that the Employee deliver to the Company all information, documents, notes, memoranda any and all discoveries or other material as described above upon the Employee's leave of the employment of the Company. Nothing herein shall be construed as prohibiting the Company from pursuing other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

                                   ARTICLE IV
                               Terms; Terminations

         4.01 Term. This Agreement shall be for a term of two (2) years commencing on 1st August, 1998 and shall continue thereafter unless and until terminated by either the Company or the Employee as herein provided.

         4.02 Termination. This Agreement and Employee's employment may be terminated in any one of the following ways:

         A.       The death of Employee shall terminate the Agreement.

         B. The Employee shall be entitled to terminate the Agreement by 3 months' notice in writing to the Company if any money payable by the Company to the Employee under or pursuant to this Agreement is not paid in full by the Company to the Employee within a period of thirty (30) days from any written demand by the Employee for the payment thereof.

         C. The Company may terminate the Agreement after thirty (30) days written notice to Employee for good cause, including, but without limitation (i) the Employee's material breach of this Agreement; (ii) the material default of the Company or its affiliates in performing their obligations under contacts with other persons or business entities if directly caused by Employee; (iii) if, because of illness or physical or mental disability or other incapacity which continues for a period in excess of six (6) months, the Employee is unable to perform his duties under this Agreement; (iv) the Employee's fraud with respect to the business or affairs of the Company or its affiliates or if the Employee is convicted of a felony; or (v) alcohol or drug abuse by the Employee.

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

         D. This Agreement will be terminated upon (i) the sale by the Company of all or substantially all of its assets to a bona fide third party purchaser(s); (ii) the sale, exchange or disposition in one transaction of fifty percent (50%) or more of the outstanding voting securities of the Company to a bona fide third party purchaser; (iii) a bona fide decision by the Company to terminated its business and liquidate its assets; or (iv) the merger or consolidation of the Company in a transaction wherein the shareholders of the Company hold less than fifty percent (50%) of the post-transaction shares of the surviving entity.

         4.03 Rights of Termination; Severance Payments. Upon termination of this Agreement and the Employee's employment, the Employee shall be entitled to receive all compensation earned under this Agreement to the date of termination. In the event of termination pursuant to Paragraph 4.02C, the Employee shall be entitled to, and the Company shall pay the Employee, severance pay in al amount equal to one years' pay payable within 10 days of termination.

         In the event of termination of this Agreement for any reason provided in this Article V, other than Paragraph 4.02C or if the Employee resigns prior to this expiration of the term of this Agreement, except as provided above, all rights and obligations of the Company and Employee under this Agreement shall cease immediately, except that the Employee's obligations under Paragraph 3.01,
3.01 and 4.01 herein shall survive such termination and thereafter Employee shall have no right to receive any compensation hereunder except as set forth in this Paragraph, or to the extent Employee is prohibited from competing under 3.01, compensation shall continue for the non-compete period.

                                    ARTICLE V
                         Representations of the Employee

         The Employee has represented and hereby represents and warrants to the Company that he is not subject to any restriction or non-competition covenant in favor of a former employer or any other person or entity and that the execution of this Agreement by the Employee and his employment by the Company or its affiliates and the performance of his duties hereunder will not violate or be a breach of any agreement with former employer or any other person or entity. Further, the Employee agrees to indemnify the Company and its affiliates for any claim, including, but not limited to, attorney's fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company or its affiliates based upon or arising out of any non-competition agreement or invention and secrecy agreement between the Employee and such third party.

                                   ARTICLE VI
                                    Holidays

         The Employee shall (in addition to normal public holidays) be entitled, at the discretion of the Company to 21 working days paid holiday in each year during the term of his employment as such time or times as the Company may approve.

                                   ARTICLE VII
                                  Miscellaneous

         7.01 Complete Agreement. This Agreement is not a promise of future employment. There are no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and the Employee and of all the terms of this Agreement and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. Furthermore, this Agreement supersedes any and all prior agreements. This written agreement may not be later modified except by a

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

further writing signed by the Company and the Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such terms.

         7.02 No Waiver. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

         7.03 Assignment; Binding Effect. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. The Employee agrees, therefore, that this Agreement and the rights to his services may be assigned by the Company to another member of the Company's affiliated group at any time without notice to him, but that he cannot assign all or any portion of this Agreement. Subject to the preceding two sentences, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. It is further understood and agreed that the Company may be merged or consolidated with another entity and that any such entity shall automatically succeed to the rights, powers and duties of the Company hereunder.

         7.04 Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

To the Company:   Room 2005, 20/F., Universal Trade Centre, 3-5A Arbuthnot Road,
                  Central, Hong Kong.

To the Employee:  6/F., International Hong Yun Hotel, 13 Haixiu Ave., Haikou
                  City, Hainan, PRC.

         Notice shall be deemed given and effective ten (10) days (if overseas) or three (3) days (if local) after the deposit in the mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this
Section 7.04.

         7.05 Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

         7.06 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the State of Nevada.

7.07 Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Nevada.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date herein first set forth.


CHINA RESOURCES DEVELOPMENT, INC.


By: /s/ Tam Cheuk Ho
    -------------------------------
    Name: Tam Cheuk Ho
    Title : Chief Financial Officer


EMPLOYEE:



/s/ Li Feilie
-------------
Li Feilie

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